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                                                                    EXHIBIT 10.7


                  AMENDED AND RESTATED INTELLECTUAL PROPERTY
                    LICENSE AND SUPPORT SERVICES AGREEMENT
                    --------------------------------------


          Intellectual Property License and Support Services Agreement ("AGREEMENT") amended and restated November 7, 1996 (the "EFFECTIVE DATE") by and between FORTUNET, INC., a Nevada corporation having its principal place of business at 2620 South Highland Drive, Las Vegas, Nevada 89109 ("LICENSOR") and INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 4041 N. Central, Suite 2000, Phoenix, Arizona 85102 ("LICENSE HOLDER").

                              W I T N E S S E T H:

          WHEREAS, Licensor has developed a software package and related hardware and documentation entitled FORTUNET 2000A Version 1.0 as set forth in Exhibit A (the "SYSTEM");

          WHEREAS, Licensor is the sole and exclusive owner of certain intellectual property rights, including patents and trade secrets ("CURRENT INTELLECTUAL PROPERTY RIGHTS," as defined below), that cover the System, and may hereafter be the owner of certain other intellectual property rights ("FUTURE INTELLECTUAL PROPERTY RIGHTS," as defined below); and

          WHEREAS, Licensor and License Holder entered into that certain Intellectual Property License and Support Services Agreement dated as of October 1994 (the "ORIGINAL AGREEMENT"), and Licensor and License Holder desire to amend and restate the Original Agreement;

          WHEREAS, License Holder desires to develop one or more products based in whole or in part on the System; and

          WHEREAS, License Holder desires to purchase from Licensor, and Licensor desires to grant to License Holder, a perpetual, worldwide license (exclusive in certain fields of use) (the "LICENSE") under the Current Intellectual Property Rights and the Future Intellectual Property Rights; and

          WHEREAS, as of the Effective Date, the License Holder will (i) terminate a Consulting Agreement between the License Holder and Yuri Itkis and
(ii) enter into an Amended and Restated Shareholders' Agreement by and among the License Holder and the shareholders of the License Holder on the Effective Date.

          NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

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     1.  DEFINITIONS.

          a. "Current Intellectual Property Rights" shall mean all United States and foreign patents now owned by Licensor (including, but not limited to, United States Patent Numbers 4,455,025, 4,624,462 and 4,856,787 and any and all foreign counterparts thereto), and all United States and foreign copyrights, trade secrets, know-how and any other proprietary technology and intellectual properties, and all divisions, renewals, continuances, reissues, restorations and extensions of any of the foregoing, now owned by Licensor that subsist in the System, in whole or in part.

          b. "Excluded Field of Use" shall mean bingo halls.

          c. "Future Intellectual Property Rights" shall mean all forms of intellectual or industrial property protection including, without limitation, patents, utility models, inventors' certificates and designs, that may be hereafter obtained by Licensor or granted to Licensor in the United States or in any foreign country, and all United States and foreign copyrights, trade secrets, know-how, and any other proprietary technology and intellectual properties, and all divisions, renewals, continuations, reissues, restorations and extensions of any of the foregoing, that may be hereafter owned by Licensor that subsist in the System, in whole or in part, and any and all revisions, upgrades, improvements, updates, enhancements, modifications and derivative works based upon the System delivered by Licensor pursuant to the terms of this Agreement.

          d. "IFT Product" shall mean any product or service developed by or on behalf of License Holder.

          e. "Original Field of Use" shall mean domestic and foreign airlines and flights, excluding all other land and water uses.

          2. LICENSE. Licensor hereby grants to License Holder, a perpetual, worldwide license under any and all of the Current Intellectual Property Rights and the Future Intellectual Property Rights directly or indirectly to reproduce, distribute, publicly perform and display, prepare derivative works, exploit, modify, make, have made, use, sell transfer or install any products or services, whether in or outside of the Original Field of Use; provided, however, that such license shall not extend to the Excluded Field of Use. This License shall not be deemed to be a transfer or assignment of any ownership rights. This license is exclusive (even as to Licensor) within the Original Field of Use and non-exclusive outside of the Original Field of Use. Licensor expressly reserves all rights not granted herein, including the right to exclude others (other than the License Holder) from reproducing, distributing, publicly performing and displaying, preparing derivative works, modifying, making, having made, using, selling, transferring or installing any product in all other fields outside of the Original Field of Use, and the right to grant others a non-exclusive license to reproduce, distribute, publicly perform and display, prepare derivative works, exploit, modify, make, have made, use, sell transfer or install any products or services in all other fields outside of the Original Field

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

of Use, to the extent that such products are the subject matter of the Current Intellectual Property Rights or the Future Intellectual Property Rights.

          3. LICENSE FEE. As consideration for the License granted to License Holder herein, in addition to the fees paid prior to the Effective Date, License Holder shall pay to Licensor an annual fee (the "LICENSE FEE") of One Hundred Thousand Dollars ($100,000) for a period of six years commencing on the Effective Date, which shall be paid at Licensor's principal place of business in monthly installments of Eight Thousand Three Hundred Thirty Three Dollars and 33/100 ($8,333.33). Except as set forth in this Section 3, there shall be no other fees, including but not limited to royalty fees, payable to Licensor as consideration for the License granted to License Holder.

          4. WARRANT. Concurrently herewith, License Holder shall deliver to Licensor, in substantially the form of Exhibit I attached hereto, a warrant to
                                       ---------
acquire up to 50,000 shares of Class A Common Stock (the "STOCK") of License Holder exercisable for a five-year period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date at a per share exercise price equal to the closing price of the Stock on the day prior to the Effective Date.

          5.  TERM AND TERMINATION.

              a. This Agreement shall commence as of the Effective Date.

              b. This Agreement may be terminated by License Holder at any time upon the default by Licensor in any material obligation under this Agreement if such default is not cured within ninety (90) days after the receipt of notice thereof from License Holder.

              c. This Agreement may be terminated by Licensor at any time upon default by License Holder in any material obligation under this Agreement, if such default is not cured within ninety (90) days after the receipt of notice thereof from Licensor; provided, however, the termination of this Agreement shall not affect the rights of any licensee then using an IFT Product to continue to utilize the IFT Product in accordance with the terms of any agreements such licensee may have with License Holder.

          6. LICENSE HOLDER PERFORMANCE. License Holder agrees to use commercially reasonable efforts to commercialize the System and shall keep Licensor reasonably informed of its efforts in this respect.

          7. LICENSOR'S REPRESENTATIONS AND WARRANTIES. Licensor hereby represents and warrants to License Holder as follows:

              a. Licensor owns all right, title and interest in and to the Current Intellectual Property Rights and has the right to grant the License.

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

              b. Licensor knows of no actual or threatened suit by any third party based on an alleged violation of such party's rights by the System, except as follows: Bingo Cardminder Corporation has instituted suit against Licensor in the United States District Court for the District of Nevada.

          8. SOURCE CODE. Simultaneously herewith, Licensor shall deliver to License Holder a current copy of the source code of the System.

          9. COOPERATION. During the term of this Agreement, Licensor will cooperate with and reasonably assist License Holder in complying with the regulations of any domestic or foreign regulatory agency, including the Federal Aviation Administration or any gaming authority.

          10. LICENSE HOLDER'S MODIFICATIONS. License Holder shall have the right, in its own discretion, to independently modify the System for its own purposes and use, through the services of its own employees or of independent contractors, provided that such persons agree not to disclose or distribute any part of the System to any other person or entity or otherwise violate Licensor's proprietary rights therein. License Holder shall be the owner of any such modifications.

          11. CONFIDENTIALITY. License Holder hereby acknowledges that the System constitutes a valuable asset that includes trade secrets of Licensor and further acknowledges that Licensor has exclusive proprietary rights and interest in and to the Current Intellectual Property Rights that cover the System, subject to this Agreement, and that any information, documents, flow charts, logic diagrams, code, test materials or similar materials is Licensor's confidential trade secret information. Each party agrees that it shall not disclose to any third party, or use in any manner detrimental to the disclosing party, any information concerning the customers, suppliers, trade secrets, methods, processes or procedures or any other confidential, proprietary, financial or business information of the other party which it learns during the course of its performance of this Agreement, without the prior written consent of such other party, other than to their respective customers, employees, officers, directors or agents who need to know such information for purposes of this Agreement. This obligation shall survive the cancellation or other termination of this Agreement.

          12. NON-SOLICITATION. Licensor and License Holder each agrees not to directly or indirectly solicit or hire or otherwise employ (either on a full-time or part-time basis) any employee, agent or independent contractor of the other party without the prior written consent of such other party (except that License Holder may employ either or both of Michael Itkis and Lauren Snopkowski) during the term of this Agreement and for a period of two (2) years after the termination of this Agreement.

          13. NON-COMPETITION. Licensor agrees that it will not engage in any gaming activities or in providing electronic entertainment devices in or for the Original Field of Use either directly or indirectly.

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          14.  ASSIGNMENT.  This Agreement shall not be transferred or assigned by either party without the prior written consent of the other party other than to a successor or assignee of the entire business interest of such party or to a majority-owned subsidiary of such party, provided that such party shall promptly give notice of the identity thereof to the other party. An assignee of either party, if authorized hereunder, shall have all of the rights and obligations of the assigning party set forth in this Agreement.

          15. INDEMNITY. Each party (an "INDEMNIFYING PARTY") agrees to indemnify and hold harmless the other party and its respective subsidiaries or affiliates under its control, and its directors, officers, employees and agents (collectively, an "INDEMNIFIED PARTY"), against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) (collectively, "LOSSES") arising out of any breach of this Agreement by the indemnifying party. Licensor shall not make any settlement of any suit or proceeding arising out of this Agreement which prevents License Holder from continuing to use the System as provided herein or which could adversely affect the License Holder or licensees without License Holder's prior written consent. In all events, an indemnified party shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing. All legal fees, costs and disbursements incurred by License Holder in connection with any suit or proceeding arising out of this Agreement shall be subtracted from the License Fees. The indemnifying party and the indemnified party shall cooperate in determining the validity of any claim brought by any third party for any Losses for which a claim of indemnification may be made hereunder.

          16. INTELLECTUAL PROPERTY INFRINGEMENT PROCEEDINGS. License Holder shall have the right to institute intellectual property infringement proceedings against third parties based on any rights granted hereunder. If License Holder determines not to institute infringement proceedings against such third parties, Licensor shall have the right to institute such proceedings, which License Holder may join, at its sole expense. The expenses of such proceedings, including legal fees, will be borne by the party instituting such suit. Each party shall execute all necessary and proper documents and take all other appropriate action to allow the other party to institute and prosecute such proceedings. Any award paid by third parties as a result of such proceedings (whether by settlement or otherwise) shall be paid to the party instituting suit.

          17. ATTORNEY'S FEES. License Holder agrees to pay all reasonable attorney's fees and costs to the extent permitted by law incurred by Licensor in connection with the collection of the License Fees due under this Agreement.

          18. NOTICE. All notices required or permitted to be given by one party to the other under this Agreement shall be effective upon receipt if sent by certified mail, return receipt requested, to (i) the parties at the respective addresses set forth above or to

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such other address as the party to receive the notice has designated by notice to the other party and (ii) the parties' counsel  at the following addresses:

                 Licensor's Counsel:

                 ---------------------------------------------
                 ---------------------------------------------
                 Telephone:
                           -----------------------------------
                 Facsimile:
                           -----------------------------------
                 Attention:
                           -----------------------------------
                 License Holder's Counsel:

                 Irell & Manella
                 1800 Avenue of the Stars, Suite 900
                 Los Angeles, California  90067
                 Telephone:  (310) 277-1010
                 Facsimile:  (310) 203-7199
                 Attention:  Theodore E. Guth, Esq.

          19. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Nevada except with respect to matters relating to the patents within the meaning of Current Intellectual Property Rights or Future Intellectual Property Rights, which matters shall be governed by the laws of the country of issuance of such patent.

          20. SEVERABILITY. If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

          21. NO WAIVER. The failure by any party to exercise any right provided for herein shall not be deemed a waiver of any right hereunder.

          22. COMPLETE AGREEMENT. This Agreement sets forth the entire understanding of the parties as to its subject matter and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, including, but not limited to, the Original Agreement, and neither party shall be obligated by any condition, promise or representation other than those expressly stated herein or as subsequently may be agreed to by the parties hereto in writing.

          23. ARBITRATION. Any matter or disagreement which this Agreement specifies is to be resolved by arbitration shall be submitted to a mutually selected arbitrator to so decide any such matter or disagreement; provided, however, such arbitrator shall not be authorized to take any action that would affect the rights of any licensee then using an IFT Product in accordance with the terms of any agreements such licensee may have with the License Holder pursuant to Section 4c of this Agreement. The arbitrator shall

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conduct the arbitration in accordance with the Commercial Rules of the American
Arbitration Association, unless the parties mutually agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding. Judgement upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in a location reasonably chosen by the party instituting such arbitration, or such other place as may be mutually agreed upon in writing by the parties.

          24. EXCLUSION OF LIABILITY. EXCEPT AS SET FORTH IN THIS AGREEMENT, LICENSOR MAKES AND LICENSE HOLDER RECEIVES NO WARRANTY EXPRESS OR IMPLIED. LICENSOR SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          25. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      ***[NEXT PAGE IS SIGNATURE PAGE]***

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                               SIGNATURE PAGE TO
                               -----------------
                  AMENDED AND RESTATED INTELLECTUAL PROPERTY
                  ------------------------------------------
                    LICENSE AND SUPPORT SERVICES AGREEMENT
                    --------------------------------------



       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first indicated above.



                         "LICENSOR"

                         FORTUNET, INC., a Nevada corporation




                         By:
                            ----------------------------------
                         Its:
                             ---------------------------------


                         "LICENSE HOLDER"

                         INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation



                         By:
                            ----------------------------------
                         Its:
                             ---------------------------------

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